PURCHASE AGREEMENT

     This Purchase Agreement ("Agreement") made this 19th day of June, 1998,by and between Synergy 2000, Inc., a Delaware corporation ("S2K", IST Development, Inc. ("IST"), a corporation, and Marsh & McLennan Companies, Inc., a Delaware corporation ("MMC").

     Witnesseth:

     Whereas, S2K is an authorized reseller of certain software (the "Software") developed and owned by IST; and

     Whereas, the parties entered into a letter agreement dated May 22, 1998, pursuant to which MMC purchased two hundred fifty (250) copies of the Software (thee "Letter Agreement");

     Whereas, MMC desires to purchase an additional two hundred fifty (250) copies of She Software for use by MMC's controlled subsidiaries, on the terms and conditions set forth in this Agreement.

     Now, Therefore, the parties agree as follows.

Section 1. Software. A description of the Software is contained in Schedule A attached hereto.

Section 2. Sale of Licenses in Software. S2K hereby agrees to sell to MMC an additional two hundred fifty (250) copies the Software for five hundred dollars ($500) per copy. After payment has been made for the two hundred fifty (250) copies, MMC may purchase further copies for one thousand dollars ($1,000) per copy. MMC acknowledges and agrees to abide by the terms of the license agreement provided by 1ST with each copy of the Software. MMC also acknowledges that its use of each copy of the Software is for MMC's internal business purposes only.

Section 3. Payment.

     Upon execution of this Agreement, S2K will invoice MMC: for the purchase price of One Hundred Twenty Five Thousand Dollars ($125,000), and S2K will process the shipment and delivery of the 250 copies to MMC in New York. Upon delivery of the two hundred fifty (250) copies, the invoice shal1 become payable in full, with the outstanding amount due ten (10) days after delivery of the Software copies to MMC. Any additional copies of the Software purchased pursuant to Section 2 after payment of the initial purchase price shal1 also be invoiced upon shipment and payable in full ten (10) days after delivery. MMC shal1 pay all applicable federal and state taxes, assessments, charges and other taxes which are imposed by any governmental authority by virtue of this Agreement including but not limited to any applicable state or local sales or use tax, exclusive of taxes based upon revenues or gross income of 32K or IST. All invoices not paid within ten (10) days of Software delivery will incur interest at the rate of one













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and one half  percent  (1.5%)  per month or the  maximum  rate  allowed  by law, whichever is less.

Section 4. Delivery, and Shipping. MMC acknowledges that, in most instances, each copy of the Software will be delivered directly by IST. Al1 shipments will be in accordance with the standard commercial practices of IST and/or S2K. IST or S2K put the Software in possession of a carrier, contract with the carrier for the shipment of the Software to the destination designated by MMC and promptly deliver to MMC any documents necessary to obtain possession of the Software. Title and risk of loss will pass to MMC upon delivery to MMC's loading dock. MMC shall bear all expenses of transportation, including, without limitation, loading and unloading, storage, and freight. S2K shall have the right, but not the obligation, to prepay such charges in which event MMC shall promptly reimburse S2K the amount thereof.

Section 5. Warranties.

     5.1 S2K's Warranty. S2K warrants that the media upon which the Software is provided shall be free of all defects. The program and accompanying documentation are sold "AS IS" and without warranties as to performance or merchantability. Any liability of S2K due to a breach of this Section 5.1 will be 1imited exclusively to replacement of defective media.

     5.2 Third Party Warranties. S2K makes no warranties either expressed or implied with respect to such software provided by third party vendors (including
IST), except that S2K has the right to license such Software to MMC. To S2K's knowledge and belief, currently available third party vendor's software warranties are set forth in the license agreement provided by IST with each copy of the Software. S2K shall give MMC the benefits of such warranties. S2K's warranties are the only warranties made by S2K and will not be enlarged, diminished or affected by, and no obligation or liability will arise out of, S2K's renderings of technical, programming or ether advice or service in connection with the Software licensed to MMC hereunder.

     5.3 Disclaimer. S2K UNDERTAKES TO TRANSFER TO MMC ONLY SUCH RIGHT, TITLE AND INTEREST IN THE SOFTWARE AS 1T MAY HAVE AND S2K DISCLAIMS ANY OBLIGATIONS WITH RESPECT TO TITLE TO THE SOFTWARE BEYOND THIS UNDERTAKING. THE WARRANTIES STATED IN THIS AGREEMENT ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     5.4 Limitation of liability. IT IS AGREED THAT IN THE EVENT OF BREACH OF ANY WARRANTY, THE LIABILITY OF S2K SHALL BE LIMITED TO REPAIRING OR REPLACING THE DEFECTIVE MEDIA. S2K's LIABILITY FOR ALL OTHER CLAIMS, WHETHER UNDER THIS
SECTION 5 OR ANY OTHER SECTION OF THIS AGREEMENT AND WHETHER BASED IN CONTRACT, TORT, OR OTHERWISE, SHALL BE LIMITED TO THE PURCHASE PRICE OF THE SOFTWARE. S2K SHALL NOT, UNDER ANY

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CIRCUMSTANCES,  BE LIABLE TO MMC,  REGARDLESS  OF THE THEORY OF LIABILITY  UNDER
WHICH ANY CLAIM IS MADE, FOR PUNITIVE OR CONSEQUENTIAL DAMAGES, LOSS OF PROFIT, LOSS OF CONTRACTS, LOSS OF OPERATION TIME, OR LOSS OF USE OF ANY EQUIPMENT.

Section 6. Intellectual property. Without limitation, S2K and/or IST retains al1 intellectual property rights in any data, sketches, drawings, notebooks, inventions, and program upgrades and/or patches arising out of the performance of this Agreement. Any MMC application(s) or data shall remain the sole intellectual property of MMC. MMC shall not, under any circumstances, either gain or lose any intellectual property rights through the performance of this Agreement or its use of the Software.

Section 7. Limitations.

     (a) At no time may the Software or any of the various components thereof be disclosed to third parties sold, assigned, leased, or otherwise made available or disposed of, or commercially exploited or marketed in any way with or without charge without the prior written consent of S2K and/or IST. MMC, its employees and agents shall use commercially reasonable efforts to keep confidential the Software and will take all reasonable precautions, but not less than those employed to protect MMCs own proprietary information, to prevent the Software from being copied or reproduced, in whole or in part, by any person, firm or corporation at any time without the prior written consent of S2K.

     (b) Violation of any provision in this Section 7 not cured by MMC within five (5) business days after written notice from S2K will entitle S2K at its discretion to terminate this Agreement. In such event, MMC shal1 within ten (l0) days of written notice from S2K return or destroy copies of the Software for which MMC has knowledge and certify in writing that the copies of the Software have been destroyed. In addition, S2K and IST shall be entitled to preliminary injunctive relief and other injunctive relief against any continued use of the Software. Such injunctive relief shall be in addition to and in no way in limitation of any and all remedies or rights to recover damages S2K and/or IST may have at law or equity for the enforcement of the above. In no event shall MMC be liable for punitive or consequential damages, loss of profit, loss of contracts, loss of operation time or loss of any equipment.

Section 8. Product Support and Training.

     (a) The Software is simp1e to use and understand. MMC's staff who use the Software are expected to be familiar with computers, typical software installations, and general software operating principles. As such, MMC should need little, if any. training to install and operate the Software.

     (b) Product support shall be provided to five (5) 1ocations designated by MMC, which are identified in Exhibit B to this Agreement. Each such site shal1 identify three (3) individuals,


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who shall act as support  liaisons.  IST will provide MMC phone  support,  which sha11 include installation and operation assistance as well as guidelines and suggestions on how to interpret the Software results or how to establish procedures to effectively use the Software IST will maintain a telephone help desk pursuant to Paragraph 3 of the Letter Agreement

     (c) IST will also provide MMC support on a continuing basis through its web site (www.ISTinfo.com. The web page will include FAQ's as well as an on-line form for MMC to ask questions and request support.

     (d) MMC acknowledges that IST will provide on-site assistance only in special situations at S2K's request. If such request is necessary, MMC will pay all travel, meal and lodging expenses for IST personnel used in the fulfillment of such request, unless such on-site service is due to a defect under product warranty. In Such case, IST has agreed to bear all costs associated with on-site technical support.

     (e) S2K will provide training to MMC and those of its companies listed on Exhibit C. Such training will be provided on a time and materials basis at the rate of one Thousand Five Hundred Dollars ($1,500) per day, plus travel, meal, and lodging expenses.

Section 9. Term and Termination.

     9.1 Term of Agreement. The term of this Agreement shal1 begin upon execution and end on the earlier of January 15, 2000, or the termination of this Agreement pursuant to this Section.

     9.2 Termination for Cause. The parties may terminate this Agreement by written notice given to the other party, in any of the following events:

          (a) If either party fails to fulfill or perform any one or more of the duties, obligations, or responsibilities undertaken pursuant to this Agreement or breaches a provision of this Agreement in any way, and such breach is not cured in all material respects within sixty (60} days after written notice to the breaching party specifying the breach;

          (b) If there is any assignment or attempted assignment by either party of any interest in this Agreement without the other party's written consent, and such breach is not cured in all material respects within sixty
     (60) days after written notice to the breaching party;

          (c) If either party fails for any reason to function in the ordinary course of business, and such condition is not corrected within sixty (60) days after written notice to the party;

          (d) If the MMC breaches the terms of Section 7 of this Agreement, S2K may terminate this Agreement upon the expiration of the time periods stated therein; or



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


          (e) If the MMC fails to pay S2K on or before the date any payment is due and such payment is not made within sixty (60) days after written notice to MMC, S2K may terminate this Agreement immediately upon written notice and pursue collection of all such amounts. MMC shall be responsible for all reasonable costs incurred in such collection efforts including but not limited to reasonable attorney's fees.

     9.3 Effect off Termination on Software. Upon termination of this Agreement pursuant to Section 9.2, User must return to S2K all copies of the Software.

Section 10. Confidentiality. MMC shall take reasonable steps to maintain the confidentiality of the financial terms of this Agreement and, except as otherwise required by law, shall disclose such terms only to employees or agents of MMC with a need to know. The foregoing covenant shall expire and be of no further force or effect two years from the date of the execution this Agreement.

Section 11. Miscellaneous.

     11.1 Notice. Notices, requests and other communications required pursuant to this Agreement shall be in writing and sent by first-class mail to the parties at the following address:

  To S2K:                    Synergy  2000, Inc.
                             2815 Cox Neck Road
                             Chester, MD 21619
                             Attention: Eli Dabich, Jr., President

   To MMC:                   Marsh & Mclennan Companies, Inc
                             1166 Avenue of The Americas
                             New York, New York 10036
                             Att:  General Counsel



     11.2 Dispute Mechanism.

     (a) Any dispute which, in the judgment of a party to this Contract may materially affect the performance of such party shall be reduced to writing and delivered to the other party. The parties shall promptly meet face to face at the MMC's offices to negotiate in good faith and use every reasonable effort to resolve such difficulty in a mutually satisfactory manner. Prior to the institution of any formal proceeding, the parties must meet in this manner at least twice to attempt to resolve the dispute in question. These initial two (2) meetings shall take place within 15 business days after service of the written statement of the dispute. During the pendency of such negotiations, the parties shall act in good faith to perform their respective duties described herein.




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     (b) If the  negotiations  set forth in subparagraph  (a) are not successful any remaining controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by binding arbitration in Baltimore, Maryland before three arbitrators, in accordance with the rules of the American Arbitration Association then in effect. The parties may alternatively agree to use one mutually acceptable arbitrator. Each party shall select one arbitrator from a list provided by the American Arbitration Association, and those two arbitrators shall then select a third arbitrator from a list provided by the American Arbitration Association. The decision of the arbitrators shall be by majority vote. Judgment upon the award rendered may be entered in any court having jurisdiction thereof. The costs of arbitration shal1 be shared equally between the parties.

     11.3 Entire Agreement. It is expressly agreed that the provisions set forth herein and the Letter Agreement constitute al1 the understandings and agreements between the parties. Any prior agreements, promises, negotiations, or representations not expressly set forth in this Agreement or the Letter Agreement are of no force and effect

     11.4 Severability. Any terms or provisions of this Agreement which shall prove to be invalid, void or illegal shall in no way effect, impair or invalidate any, other term or provision herein and such remaining terms and provisions shall remain in full force and effect.

     11.5 Statue of Limitations. Any claim which MMC may have shall be barred unless brought within two years after delivery of the Software to MMC.

     11.6 Assignment. This Agreement shall be binding on the parties and their respective successors and assigns. Neither party shall assign this Agreement without the prior written consent of the other party.

     11.7 Amendment. This Agreement shal1 not be amended or modified other than in writing signed by both parties.

     11.8 Waiver. Unless otherwise agreed to in writing, the failure of any party to require the performance by the other party of any provision hereof shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver of any provision hereof be taken or held to be a waiver of the provision itself.

     11.9 Survival of Representations and Warranties. Except as otherwise provided in this Agreement, representations and warranties contained in this Agreement shall survive the termination of this Agreement for two (2) years.

     11.10 Laws Governing and Venue. The existence, validity and construction of this Agreement shall be governed by the laws of the State of Maryland. This Agreement shall be deemed entered into in the State of Maryland upon execution by S2K



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


     11.11 Authorization. Each person who signs this Agreement warrants that he or she does so with the full and legal authority to execute this Agreement on behalf of the respective parties to this Agreement.

     11.12 Force Majeure. Neither party shall be liable for any delays in performance or failure to perform any of its obligations hereunder (other than an obligation to make payments) where such delay or failure arises due to reasons beyond the part's control, including but not limited to, acts of God, flood, fire, war, court order, labor dispute, or public enemy.

     11.13.   Counterparts.   This   Agreement   may  be   executed  in  several
counterparts, all of which taken together shall constitute one single agreement between the parties.

     11.14. Headings and Interpretation. The Section headings used in this agreement are for reference and convenience only, and shall no enter into the interpretation of this agreement.

     11.15. Conflict With Letter Agreement. If any provision of this agreement is found to be in conflict with any provision of the Letter Agreement, the terms of this agreement shall control.

WITNESS:

Illegible                                  By:  /s/ Eli Dabich Jr
---------------------------                     --------------------------------
                                                Eli Dabich Jr., President
                                                SYNERGY 2000, INC.




Illegible                                   By:  /s/  Michael Waskoff
---------------------------                     --------------------------------
                                                Name:  Michael Waskoff
                                                Title:  Vice President
                                                MARSH & MCLENNAN COMPANIES, INC.



Illegible                                   By:  /s/  Allen B Fallon
---------------------------                     --------------------------------
                                                 Name:  Allen B Fallon
                                                 Title: Executive Vice President
                                                 IST DEVELOPMENT, INC.


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